Exhibit 31.3
Certification of Principal Executive Officer
pursuant to
Exchange Act Rules 13a-14(a) and 15d-14(a),
as adopted pursuant to Section 302 of Sarbanes-Oxley Act of 2002

I, E. Randolph Wootton III, certify that:

1)	I have reviewed this Annual Report on Form 10-K of Rocket Fuel Inc.;

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3)
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

/s/ E. Randolph Wootton III
E. RANDOLPH WOOTTON III
Chief Executive Officer (Principal Executive Officer)
Date: June 21, 2016